UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2017, ChromaDex Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue $23.0 million of its Common Stock at a purchase price of $4.10 per share (the “Financing”). The Financing is expected to close on November 17, 2017, pursuant to which the Company will issue 5,609,755 shares of its Common Stock (the “Shares”) to the Purchasers. The closing is subject to certain customary closing conditions, including that there will have been no material adverse effect with respect to the Company prior to the closing.

In connection with the Financing, also on November 3, 2017, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to (i) file one or more registration statements with the Securities and Exchange Commission (the “SEC”) to cover the resale of the Shares by the Purchasers, (ii) use its reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Registration Rights Agreement, and (iii) use its commercially reasonable efforts to keep such registration statements effective during the timeframes set forth in the Registration Rights Agreement. In the event that such registration statements are not filed or declared effective within the timeframes set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or the Purchasers are unable to sell the Shares because the Company has failed to satisfy the current public information requirement of Rule 144 under the Securities Act of the 1933, as amended (the “Securities Act”), the Company would be required to pay liquidated damages to the Purchasers equal to 1.0% of the aggregate purchase price per month for each default (up to a maximum of 5% of such aggregate purchase price).

The Shares are not registered under the Securities Act, or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is attached to this Current Report as Exhibit 99.1, and (ii) the Registration Rights Agreement, a copy of which is attached to this Current Report as Exhibit 99.2. On November 6, 2017, the Company also issued a press release announcing the Financing. A copy of the press release is attached as Exhibit 99.3 hereto.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the Financing, the expected proceeds from the offering and the issuance of shares in connection with the transaction described above. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in the Company’s Annual on Form 10-K for the year ended December 31, 2016, as filed with the SEC and other filings submitted by the Company. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

ExhibitNumber	Description

99.1	Securities Purchase Agreement dated November 3, 2017, by and among the Company and the Purchasers.
99.2	Registration Rights Agreement, dated November 3, 2017, by and among the Company and the Purchasers.
99.3	Press Release dated November 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: November 6, 2017

	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer